UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

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On April 24, 2014, Bob Evans Farms, Inc. (“Bob Evans”) issued a press release regarding a letter and other materials published by Sandell Asset Management on April 24, 2014 regarding Bob Evans. A copy of the press release is filed herewith as Exhibit 1.

EXHIBIT 1

BOB EVANS FARMS, INC. ACKNOWLEDGES RECEIPT OF LETTER FROM INVESTOR

NEW ALBANY, Ohio - April 24, 2014 — Bob Evans Farms, Inc. (NASDAQ: BOBE) (“the Company”) today confirmed receipt of notice of nominations from Sandell Asset Management (“Sandell”) for candidates to stand for election to the Company’s Board of Directors. The Company’s Board of Directors will carefully consider and evaluate Sandell’s notice and nominations and will communicate with the Company’s shareholders in due course.

As the Company has previously communicated in conference calls with analysts and investors, as well as in its December 9, 2013, press release, and in direct discussions with Mr. Sandell and his colleagues, the Company’s Board, with assistance from its independent financial advisor, Lazard, has thoroughly vetted the suggestions it has received over the past months from Sandell. The Board unanimously concluded that Sandell’s recommended steps are not in the best interests of the Company and its shareholders. Specifically, with regard to the three key elements of the proposal that Mr. Sandell has made, the Company noted that:

Owning real estate puts the Company in a better position to borrow on attractive terms both now and in the future. Any proposed sale and leaseback of the Company’s real estate should be considered in the context of the Company’s available financing strategies, and would:

•	Significantly reduce the flexibility the Company now has to remodel its restaurants and make operational decisions relating to the closing of underperforming restaurants, a key factor in the historical and long-term success of the restaurant business;

•	Be one of the most expensive forms of financing it could take on relative to available debt financing that the Company’s strong balance sheet allows it to access; and

•	Impose large permanent cash lease expense obligations, subject to annual increases, that would reduce future cash flow and financial flexibility.

Growing Bob Evans Farms Foods (BEF) will create more value than selling it or spinning it off at this time. In this regard, the Company noted that:

•	After recently investing more than $100 million in an acquisition and plant expansions, BEF is on track to deliver 250 basis points of margin expansion during fiscal year 2015, and on a clear path to achieving targeted 300-350 basis point improvement by fiscal year 2018;

•	A focus on “share of stomach,” a model increasingly embraced by others in the restaurant industry, offers significant opportunities for sales synergies, margin expansion, and brand enhancement; and

•	BEF offers significant synergies with the Company’s restaurant business, and the Company expects to realize these benefits more fully with completion of the integration of Kettle Creations, and from continued plant optimization.

Either of the Sandell-suggested transactions carries the risk of incurring unnecessary costs and fees, and diverting Board, management, and employee focus away from core business operations over an extended time period.

With respect to capital deployment, the Company has a strong record and commitment of returning capital to shareholders:

•	The Company expects to have returned over $800 million to shareholders from the beginning of fiscal 2007 through the end of this fiscal year;

•	It expanded the current fiscal year share repurchase program by $50 million, for a total share repurchase of $225 million this fiscal year, contributing to an approximate one-third reduction in share count since 2007; and

•	The Company intends to target the return of additional cash to shareholders via an ongoing authorized $100 million share repurchase to keep the Company at an approximate 3.0 times leverage ratio. We announced this plan previously, and remain committed to it.

The Board welcomes the views of its shareholders and fully considers suggestions such as those presented by Mr. Sandell. It will not, however, undertake financial engineering that would jeopardize the Company’s ability to build long-term value.

The Company’s current investor presentation is available at www.bobevans.com/investors.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 24, 2014), Bob Evans Restaurants owned and operated 562 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 12, 2013. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended April 26, 2013, filed with the SEC on June 21, 2013 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended April 26, 2014 filed on September 3, 2013, December 26, 2013, and March 4, 2014, respectively. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2013 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Stockholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 26, 2013, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954